Exhibit 8.1

Our Ref	: 20261161	Email: terrencechong@darryledward.co
Your Ref	: Please advise	junelow@darryledward.co
Date	: 29 September 2026

LOTUS POWER CORPORATION (M) SDN BHD	BY EMAIL
No. 35, Jalan PJS 11/14,
Bandar Sunway,
47500 Subang Jaya,
Selangor, Malaysia.

Dear Sirs,

RE:	LEGAL OPINION ON MALAYSIAN LAW

1.	INTRODUCTION

1.1	We are advocates and solicitors admitted to the High Court of Malaya and are qualified Malaysian law practitioners. We have been requested to issue this legal opinion (“Opinion”) in our capacity as Malaysian legal advisor to Lotus Power Corporation (M) Sdn Bhd, a private limited company incorporated in Malaysia (“Company”), in connection with the proposed offering and listing of the ordinary shares of LPC Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“LPC”), on the Nasdaq Capital Market (“Proposed Listing”). This Opinion is being rendered in connection with the registration statement on Form F-1, including all amendments and/or supplements thereto (“Registration Statement”) filed by LPC.

2.	SCOPE OF OPINION

2.1	This Opinion is confined to the laws of general application in Malaysia as in force on the date hereof and is given on the basis that it shall be governed by, and construed in accordance with, the laws of Malaysia.

2.2	We have not conducted any investigation into, and do not express or imply any opinion on, the laws of any jurisdiction other than Malaysia or on matters unrelated to Malaysian law.

2.3	Without prejudice to the foregoing:

(a)	we express no opinion (i) on any taxation laws of any jurisdiction; (ii) on the effect of any system of law other than Malaysian law, including in circumstances where Malaysian law may require the application of foreign law, and we therefore assume that any applicable foreign law would not affect or qualify the opinions expressed herein; or (iii) on matters of fact or of a purely commercial nature; and

(b)	this Opinion is expressed as at the date hereof. We assume no obligation to update this Opinion or to inform any person of any change in law, fact, or circumstance occurring after the date hereof that may affect this Opinion in any respect.

3.	OPINION

3.1	Based on the publicly available searches conducted at the Companies Commission of Malaysia (“CCM”), the Intellectual Property Corporation of Malaysia (“MyIPO”), the private database search known as LexScout search, the Malaysian Department of Insolvency (“MDI”), the relevant land offices in respect of the properties listed in Annex A and other information made available to us foregoing and subject to the qualifications set out herein, we are of the opinion that:

(a)	based on the search conducted with CCM on 15 September 2026, the Company has been duly incorporated, and is in good standing[1];

(b)	the constitutional documents made available to us by the Company comply with the requirements of Malaysian law and remain in force;

(c)	based on the search conducted with CCM on 15 September 2026, the Company is an indirect wholly-owned subsidiary of LPC, with 100% of its issued shares being held by Lotus Synergy Inc, a company incorporated under the laws of British Virgin Islands pursuant to the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands. We express no opinion as to any unregistered or beneficial ownership or to the existence of any undisclosed security interest or other third-party right;

(d)	to the best of our knowledge, after due and reasonable inquiry limited to publicly available CCM searches and information provided to us, we are not aware of any existing registered charge over the shares of the Company;

(e)	to the best of our knowledge and based on the information provided and the search conducted with MyIPO on 15 September 2026, the Company does not own or have registered in its name any intellectual property rights in Malaysia, save and except for (i) the “QUANTEC” trademark (Application No. 95002063) which is registered with an expiry date of 13 March 2032, and (ii) the domain name, https://www.lotuspower.com.my;

(f)	based on the land searches conducted at the relevant land offices on 29 September 2026 for some of the properties listed in Annex A, and the information provided for the remaining properties, the Company owns the properties as listed in Annex A;

(g)	based on publicly available records and information provided, we are not aware of any material non-compliance with Malaysian employment laws or any existing labour dispute that would have a material adverse effect on the Company; and

[1]	The parameters for assessing the good standing of a company in this Opinion are:
(a)	that the Company is in existence and is not in the process of being wound up or struck off or dissolved;
(b)	that the Company is not recorded as dormant in the records of the Companies Commission of Malaysia; and
(c)	that the Company has a registered address in Malaysia.

(h)	based on the LexScout search conducted on 24 September 2026 and the winding-up search conducted with the MDI on 25 September 2026, to the best of our knowledge, and after having made due inquiry, the Company is not a party to any claim, litigation or arbitration of material importance in Malaysia and is not subject to any winding-up proceedings in Malaysia.

4.	QUALIFICATIONS

4.1	This Opinion is subject to the following qualifications:

(a)	we have relied without independent verification on the truth, accuracy, and completeness of all factual statements, confirmations, and representations (whether oral or written) provided to us by any director, officer, or other authorised representative of the Company in respect of matters concerning the Company; and

(b)	this Opinion is limited strictly to the matters expressly stated herein and shall not be construed by implication as extending to any other matter.

5.	RELIANCE AND RESTRICTIONS ON USE

5.1	This Opinion is addressed to the Company solely for its own benefit and only in connection with the Proposed Listing, and this Opinion is not be:

(a)	relied upon by any other person or used for any other purpose; or

(b)	disclosed to any person or quoted or referred to in any public document, or filed with any governmental or regulatory authority, stock exchange, or other person, without our prior written consent.

6.	LIABILITY

For the avoidance of doubt, this Opinion is provided solely for the benefit of the Company and may not be relied upon by any other person or entity. We accept no responsibility or liability whatsoever to any third party, whether in contract, tort or otherwise, in connection with this Opinion, even if a copy of this Opinion has been provided to such third party with our prior written consent.

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7.	CONSENT

We hereby consent to the utilisation of this Opinion in the Registration Statement, and we also authorise its filing as an exhibit therein. In addition, we consent to the inclusion of references to our name within the Registration Statement.

Yours Faithfully,
For and on behalf of
Darryl, Edward & Co.
/s/ Terrence Edward Chong
Terrence Edward Chong
Partner

ANNEX A

No.	Location	Land Area / Built-up Area
1.	HSD 115937, PT 1591, Bandar Sunway, District of Petaling, State of Selangor, bearing the postal address of No. 35, Jalan PJS 11/14, Bandar Sunway, 47500 Subang Jaya, Selangor, Malaysia	221.00 m2
2.	HSD 115936, PT 1590, Bandar Sunway, District of Petaling, State of Selangor, bearing the postal address of No. 37, Jalan PJS 11/14, Bandar Sunway, 47500 Subang Jaya, Selangor, Malaysia	221.00 m2
3.	PM1314, Lot 41580, Pekan Penaga, District of Petaling, State of Selangor, bearing the postal address of No. 7, Jalan Subang 6, Persiaran Subang, Taman Perindustrian Sungai Penaga, 47610 Subang Jaya, Selangor, Malaysia	11161.00 m2
4.	H.S.(D) 6818, Lot 1513, Mukim Kelemak, District of Alor Gajah, State of Melaka, being the master title under which the property known as D-3-08 (D44), 3rd Floor, Blok D, Taman Mewah, Kawasan Perindustrian Kelemak, 78000 Alor Gajah, Melaka, Malaysia	62.62 m2
5.	Geran 290749/M1-A/4/7, Lot No 59640, Mukim Bukit Raja, District of Petaling, State of Selangor, bearing the postal address of 32-2 (No. 2), Blok 5, Jalan Setia Prima S U13/S, Setia Alam, Seksyen U13, 40170 Shah Alam, Selangor, Malaysia	235.00 m2
6.	Geran 544822, Lot 48975, Bandar Johor Bahru, District of Johor Bahru, State of Johor, being the master title under which the property known as F2-110B, Capital 21 @ Capital City, Jalan Tampoi, Kawasan Perindustrian Tampoi, 81200 Johor Bahru, Johor, Malaysia	34.00 m2
7.	PN 54196, No. Lot 12056, Kawasan Bandar XL, Daerah Melaka Tengah, Negeri Melaka, being the master title under which the property known as B-26-05, Silverscape @ Hatten City, Jalan Melaka Raya 23, Taman Melaka Raya, Melaka, Malaysia	47.86 m2
8.	HSD 44553, PT 4089, Mukim Bandar, District of Kuala Langat, State of Selangor, Malaysia	25600.00 m2
9.	GM 5688, Lot 3321, Mukim Klang, District of Klang, State of Selangor, bearing the postal address of Lot 3321, Kampung Melayu, Jalan Kebun, 40460 Shah Alam, Selangor, Malaysia	12141.00 m2

No.	Location	Land Area / Built-up Area
10.	HSM 3785, PTD 14883, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	377.05 m2
11.	HSM 3786, PTD 14884, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	219.09 m2
12.	HSM 3787, PTD 14885, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	219.08 m2
13.	HSM 3788, PTD 14886, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	219.06 m2
14.	HSM 3789, PTD 14887, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	219.04 m2
15.	HSM 3790, PTD 14888, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	219.03 m2
16.	HSM 3791, PTD 14889, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	219.01 m2
17.	HSM 3792, PTD 14890, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	219.00 m2
18.	HSM 3793, PTD 14891, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	370.56 m2
19.	HSM 3794, PTD 14892, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	264.52 m2

No.	Location	Land Area / Built-up Area
20.	HSM 3795, PTD 14893, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	264.52 m2
21.	HSM 3796, PTD 14894, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	218.91 m2
22.	HSM 3797, PTD 14895, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	218.90 m2
23.	HSM 3798, PTD 14896, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	218.88 m2
24.	HSM 3799, PTD 14897, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	218.86 m2
25.	HSM 3800, PTD 14898, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	218.85 m2
26.	HSM 3801, PTD 14899, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	218.83 m2
27.	HSM 3802, PTD 14900, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia (formerly held under HSM 2592, PTD 12039, Mukim Rimba Terjun, District of Pontian, State of Johor, Malaysia)	494.76 m2

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